PECO ENERGY COMPANY

                         1994 COMMON STOCK PROXY

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 13, 1994,
           AT 9:30 A.M. IN THE DELAWARE/NEW JERSEY ROOM AT THE
            VALLEY FORGE CONVENTION CENTER, 1200 FIRST AVENUE,
                      KING OF PRUSSIA, PENNSYLVANIA.

   P               Joseph C. Ladd, Edithe J. Levit and Morton W. Rimerman,
              or any of them, with power of substitution are hereby appointed proxies to vote as specified all shares of Common Stock which the Shareholder(s) named on the reverse side is
   R entitled to vote at the above Annual Meeting or at any adjournment thereof, and in their discretion to vote upon all other matters as may properly be brought before the Meeting.

   O               First Chicago Trust Company of New York, as Custodian
              under the Dividend Reinvestment and Stock Purchase Plan, and PECO Energy Company, as Custodian for the 401(k) Employee Savings Plan, are hereby authorized to execute a proxy with
   X identical instructions for any shares of Common Stock held for the benefit of the Shareholder(s) named on the reverse side.

   Y               Nominees for election to the Board of Directors for
              Class I terms expiring in 1997 are:

                          Richard G. Gilmore
                          Richard H. Glanton
                          Joseph J. McLaughlin
                          Corbin A. McNeill, Jr.

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                                                                SEE REVERSE
                                                                    SIDE
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|-----|  PLEASE MARK YOUR                                                9172
|  X  |  VOTES AS IN THIS
|-----|  EXAMPLE.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3, 4 AND 5.

- ------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
- ------------------------------------------------------------------------------
                    FOR  WITHHELD                    FOR  AGAINST  ABSTAIN
1. Election of                      2. Appointment
   Directors.                          of auditors
   (see reverse)    ---     ---        for 1994      ---    ---      ---

For, except vote withheld from the following nominee(s):

  ----------------------------------------------------



- ------------------------------------------------------------------------------
THE BOARD RECOMMENDS A VOTE AGAINST PROPOSALS 3, 4 AND 5.
- ------------------------------------------------------------------------------
                                   FOR      AGAINST     ABSTAIN
3. Shareholder Proposal A.
                                   ---        ---         ---

4. Shareholder Proposal B.
                                   ---        ---         ---

5. Shareholder Proposal C.
                                   ---        ---         ---

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.


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SIGNATURE(S)                                            DATE